As filed with the Securities and Exchange Commission on August 28, 1998.

                                                    Registration No. 333-
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               PARKERVISION, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                                        59-2971472
-----------------------------                       -----------------------
(State or jurisdiction of                             (I.R.S. Employer
Incorporation or organization)                       Identification Number)

                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256
                    (Address of principal executive offices)

                                 1993 STOCK PLAN
                                       and
                           OTHER EMPLOYEE OPTION PLAN
                          ---------------------------
                            (Full title of the Plans)

                      Jeffrey Parker, Chairman of the Board
                               ParkerVision, Inc.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 737-1367
-------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed                Proposed
                                                                    maximum                maximum
        Title of Securities               Amount to be          offering price            aggregate               Amount of
          to be registered                 registered            per share(1)         offering price(1)        registration fee
====================================  =====================  =====================  ======================  ======================
  Common Stock, par value
     $.01 per share                    2,000,000 shares(2)          $14.50               $29,000,000              $8,787.87
====================================  =====================  =====================  ======================  ======================


(1) Based upon the last sale price of the Common Stock, as reported by The Nasdaq National Market, on August 24, 1998, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 416, there also are being registered additional securities as may be issued as a result of anti-dilution provisions under each of the 1993 Stock Option Plan and the Other Employee Option Plan.

                                   -----------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.
                                   -----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information. *


Item 2.           Registrant Information and Employee Plan Annual Information. *


-------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rules 428 and 424 under the Securities Act of 1933 and the Note to
         Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Except for Item 8 disclosure, the contents of Part II of the Registration Statement on Form S-8 (No. 33-93658) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on June 19, 1995, are incorporated by reference in this Registration Statement.

         On September 19, 1996 and August 22, 1997, the Board of Directors of the Registrant approved amendments to the 1993 Stock Plan to increase the number of shares of Common Stock available under the 1993 Stock Plan to an aggregate of 2,000,000 shares of Common Stock. The amendments to the 1993 Stock Plan were approved by the stockholders of the Registrant on October 29, 1996 and November 7, 1997, respectively. Accordingly, the Registrant is filing this Registration Statement to register the additional 1,500,000 shares of Common Stock available under the 1993 Stock Plan.

         On May 26, 1998, the Board of Directors of the Registrant approved the grant of options to purchase up to 500,000 shares of Common Stock to an executive employee of the Registrant which forms the Other Employee Stock Option Plan.


Item 8.           Exhibits.

Exhibit No.       Description

     5.1  Opinion of Graubard Mollen & Miller

     10.1 1993  Stock  Plan of the  Registrant  (Incorporated  by  reference  to
          Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

     10.2 Stock  Option   Agreement   (Vesting)  dated  July  23,  1998  between
          Registrant and Richard L. Sisisky

     10.3 Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky

     10.4 Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky

     23.1 Consent of Arthur Andersen LLP, independent accountants for Registrant

     23.2 Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

     24.0 Power of Attorney (included on the signature page hereto.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 28th day of August, 1998.

                               PARKERVISION, INC.


                               By:   /s/ Jeffrey Parker
                                  ----------------------------------------
                                  Jeffrey Parker, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Parker and David F. Sorrells his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                        Chairman of the Board, Chief Executive
     /s/ Jeffrey Parker                 Officer and Director (Principal Executive      August 28, 1998
------------------------------------    Officer)
         Jeffrey Parker

     /s/ Richard L. Sisisky             President, Chief Operating Officer and         August 28, 1998
------------------------------------    Director
          Richard L. Sisisky

                                        Secretary, Treasurer and Director
     /s/ Stacie Parker Wilf             (Principal Accounting Officer and              August 28, 1998
------------------------------------    Principal Financial Officer)
         Stacie Parker Wilf

      /s/ David F. Sorrells             Chief Technical Officer and Director           August 28, 1998
------------------------------------
       David F. Sorrells

     /s/ Cynthia Poehlman               Controller and Chief Accounting Officer        August 28, 1998
------------------------------------
         Cynthia Poehlman

------------------------------------    Director
        Todd Parker

     /s/ William L. Sammons             Director                                       August 28, 1998
------------------------------------
         William L. Sammons
                                        Director                                       August 28, 1998
     /s/ Arthur G.Yeager
------------------------------------
         Arthur G.Yeager


                                  EXHIBIT INDEX

Exhibit No.       Description

     5.1  Opinion of Graubard Mollen & Miller

     10.1 1993  Stock  Plan of the  Registrant  (Incorporated  by  reference  to
          Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

     10.2 Stock  Option   Agreement   (Vesting)  dated  July  23,  1998  between
          Registrant and Richard L. Sisisky

     10.3 Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky

     10.4 Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky

     23.1 Consent of Arthur Andersen LLP, independent accountants for Registrant

     23.2 Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

     24.0 Power of Attorney (included on the signature page hereto)